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                              EXHIBIT 23.1

                     Consent of Ernst & Young LLP


DAOU Systems, Inc.:

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of DAOU Systems, Inc. for the registration of 2,750,000 shares of its common stock and to the incorporation by reference therein of our report dated February 12, 1999, with respect to the consolidated financial statements of DAOU Systems, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

   /s/ ERNST & YOUNG LLP
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San Diego, California
September 10, 1999